Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2013 Full Year and Fourth Quarter Results

2013 pretax income of $257.7 million, up 230% from 2012
Fourth most profitable year in Company’s nearly 50-year history

IRVINE, CALIFORNIA, February 5, 2014.  Standard Pacific Corp. (NYSE: SPF) today announced results for the year and fourth quarter ended December 31, 2013.

2013 Highlights and Comparisons to 2012

•
Net income of $188.7 million, or $0.47 per diluted share, vs. net income of $531.4 million, or $1.44 per diluted share (2012 diluted earnings per share of $0.21*, excluding $454 million deferred tax asset valuation allowance reversal)

•	Pretax income of $257.7 million, up 230%
•	Net new orders of 4,898, up 22%
•	Backlog of 1,700 homes, up 21%; Dollar value of backlog up 55%
•	166 average active selling communities, up 7%
•	Home sale revenues of $1,899.0 million, up 60%
•	Average selling price of $413 thousand, up 14%
•	4,602 new home deliveries, up 40%
•	Gross margin from home sales of 24.6%, compared to 20.5%
•	SG&A rate from home sales of 12.1%, compared to 14.5%
•	Operating margin from home sales of $236.5 million, or 12.5%, compared to $71.4 million, or 6.0%
•	$807.9 million of land purchases and development costs, compared to $719.6 million

2013 Fourth Quarter Highlights and Comparisons to the 2012 Fourth Quarter

•
Net income of $64.8 million, or $0.16 per diluted share, vs. $486.9 million, or $1.22 per diluted share ($0.08* per diluted share, excluding $454 million deferred tax asset valuation allowance reversal)

•	Pretax income of $101.0 million, up 205%
•	Net new orders of 878, down 11%; Dollar value of net new orders up 9%
•	173 average active selling communities, up 15%
•	Home sale revenues of $598.5 million, up 58%
•	Average selling price of $446 thousand, up 15%
•	1,343 new home deliveries, up 38%
•	Gross margin from home sales of 26.8%, compared to 20.8%
•	SG&A rate from home sales of 11.3%, a 180 basis point improvement
•	Operating margin from home sales of $92.6 million, or 15.5%, compared to $29.1 million, or 7.7%
•	$216.0 million of land purchases and development costs, compared to $270.7 million

Scott Stowell, the Company’s Chief Executive Officer commented, “I am pleased with our strong financial performance in 2013, the fourth most profitable year in Standard Pacific Homes’ nearly 50-year history and our highest annual pretax earnings since 2005.”  Mr. Stowell added, “The execution of our strategy continues to drive top line revenue and profitability and is reflected in our strong results.”

Revenues from home sales for the 2013 fourth quarter increased 58%, to $598.5 million, as compared to the prior year period, resulting primarily from a 38% increase in new home deliveries and a 15% increase in the

Company’s consolidated average home price to $446 thousand.  The increase in average home price was primarily attributable to general price increases within a majority of the Company’s markets and a decrease in the use of sales incentives.  The increase in new home deliveries was driven by a 50% year-over-year increase in the number of homes in beginning backlog expected to close during the quarter.

Gross margin from home sales for the 2013 fourth quarter increased to 26.8% compared to 20.8% in the prior year period.  The 600 basis point year-over-year increase was primarily attributable to price increases and a decrease in the use of sales incentives.  Excluding previously capitalized interest costs, gross margin from home sales was 32.2%* for the 2013 fourth quarter versus 28.9%* for the 2012 fourth quarter.

The Company’s 2013 fourth quarter SG&A expenses (including Corporate G&A) were $67.9 million compared to $49.4 million, down 180 basis points as a percentage of home sale revenues to 11.3%, compared to 13.1% for the 2012 fourth quarter.  The improvement in the Company’s SG&A rate was primarily due to a 58% increase in revenues from home sales and reflects the operating leverage inherent in our business.

Net new orders for the 2013 fourth quarter decreased 11% from the 2012 fourth quarter to 878 homes.  The year-over-year decrease is primarily attributable to a decrease in the Company’s monthly sales absorption rate to 1.7 per community for the 2013 fourth quarter, compared to 2.2 per community in both the 2012 fourth quarter and the 2013 third quarter. The Company’s cancellation rate for the 2013 fourth quarter was 21%, compared to 15% for the 2012 fourth quarter and 20% for the 2013 third quarter.  Our 2013 fourth quarter cancellation rate increased from the historically low levels we experienced in the prior year period, but was consistent with our average historical cancellation rate over the last 10 years.  As a percentage of beginning backlog our cancellation rate was 7.9% in the quarter, a 20 basis point increase from the same period last year.

The dollar value of homes in backlog increased 55% to $800.5 million, or 1,700 homes, compared to $515.5 million, or 1,404 homes, as of the end of fiscal year 2012, and was down 17% compared to $964.1 million, or 2,165 homes, as of the end of the 2013 third quarter.  The increase in year-over-year backlog value was driven primarily by a 28% increase in the average selling price of the homes in backlog, reflecting the continued execution of our strategy to focus on the move-up buyer, the shift to more to-be-built homes that have a longer construction cycle, and pricing opportunities in select markets.

Cash used in operating activities was $27.8 million for the 2013 fourth quarter versus $112.0 million in the 2012 fourth quarter.  During the 2013 fourth quarter, the Company spent $216.0 million on land purchases and development costs, compared to $270.7 million for the 2012 fourth quarter.  Excluding land purchases and development costs, cash inflows from operating activities for the 2013 fourth quarter were $185.7 million* versus $158.8 million* in the 2012 fourth quarter.  The year-over-year increase in cash inflows from operating activities (excluding land purchases and development costs) was primarily due to a 58% increase in home sale revenues.

The Company purchased $116.9 million of land (2,231 homesites) during the 2013 fourth quarter, of which 38% (based on homesites) was located in Florida, 22% in the Carolinas, 20% in Texas and 16% in California, with the balance spread throughout the Company’s other operations.  As of December 31, 2013, the Company owned or controlled 35,175 homesites, of which 22,790 are owned and actively selling or under development, 7,442 are controlled or under option, and the remaining 4,943 homesites are held for future development or for sale.  The homesites owned that are actively selling or under development represent a 5.0 year supply based on the Company’s deliveries for the year ended December 31, 2013.

Earnings Conference Call

A conference call to discuss the Company’s 2013 full year and fourth quarter results will be held at 12:00 p.m. Eastern time February 6, 2014.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (877) 638-9069 (domestic) or (647) 438-1132 (international); Passcode: 2285500. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 2285500.

About Standard Pacific

Standard Pacific Homes (NYSE: SPF) has been building beautiful, high-quality homes and neighborhoods since its founding in Southern California in 1965.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design, the Company utilizes its decades of land acquisition, development and homebuilding expertise to successfully navigate today’s complex landscape to acquire and build desirable communities in locations that meet the high expectations of the Company’s targeted move-up homebuyers.  Currently offering new homes in major metropolitan areas in Arizona, California, Colorado, Florida, North Carolina, South Carolina, and Texas, we invite you to learn more about us by visiting standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, absorption rates, average home price, pricing power, revenue, profitability, cash flow, liquidity, gross margin, overhead expenses and other costs; community count; product mix; the benefit of, and execution on, our strategy; supply; demand; our future performance and the future condition of the economy and the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 11.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	December 31,	December 31,	Percentage	September 30,	Percentage
	2013	2012	or % Change	2013	or % Change
Operating Data	(Dollars in thousands)

Deliveries	1,343	973	38%	1,217	10%
Average selling price	$446	$388	15%	$420	6%
Home sale revenues	$598,496	$377,674	58%	$511,059	17%
Gross margin % (including land sales)	26.8%	18.7%	8.1%	25.3%	1.5%
Gross margin % from home sales	26.8%	20.8%	6.0%	25.3%	1.5%
Gross margin % from home sales (excluding interest amortized
to cost of home sales)*	32.2%	28.9%	3.3%	31.2%	1.0%
Incentive and stock-based compensation expense	$9,442	$7,013	35%	$8,023	18%
Selling expenses	$28,114	$19,362	45%	$24,301	16%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$30,304	$23,067	31%	$29,615	2%
SG&A expenses	$67,860	$49,442	37%	$61,939	10%
SG&A % from home sales	11.3%	13.1%	(1.8%)	12.1%	(0.8%)
Operating margin from home sales	$92,648	$29,127	218%	$67,426	37%
Operating margin % from home sales	15.5%	7.7%	7.8%	13.2%	2.3%
Net new orders (homes)	878	983	(11%)	1,110	(21%)
Net new orders (dollar value)	$418,828	$385,461	9%	$510,668	(18%)
Average active selling communities	173	150	15%	168	3%
Monthly sales absorption rate per community	1.7	2.2	(23%)	2.2	(23%)
Cancellation rate	21%	15%	6%	20%	1%
Gross cancellations	234	178	31%	272	(14%)
Cancellations from current quarter sales	64	71	(10%)	124	(48%)
Backlog (homes)	1,700	1,404	21%	2,165	(21%)
Backlog (dollar value)	$800,494	$515,469	55%	$964,148	(17%)

Cash flows (uses) from operating activities	$(27,820)	$(111,980)	75%	$22,808
Cash flows (uses) from investing activities	$(14,707)	$(1,610)	(813%)	$(2,296)	(541%)
Cash flows (uses) from financing activities	$42,690	$(19,311)		$261,980	(84%)
Land purchases (incl. seller financing and JV purchases)	$116,856	$204,796	(43%)	$69,196	69%
Adjusted Homebuilding EBITDA*	$135,469	$68,802	97%	$101,953	33%
Adjusted Homebuilding EBITDA Margin %*	22.3%	16.4%	5.9%	19.9%	2.4%
Homebuilding interest incurred	$37,546	$35,095	7%	$34,766	8%
Homebuilding interest capitalized to inventories owned	$36,889	$33,664	10%	$34,118	8%
Homebuilding interest capitalized to investments in JVs	$657	$851	(23%)	$648	1%
Interest amortized to cost of sales (incl. cost of land sales)	$32,909	$33,784	(3%)	$30,322	9%

	For the Year Ended
	December 31,	December 31,	Percentage
	2013	2012	or % Change
Operating Data	(Dollars in thousands)

Deliveries	4,602	3,291	40%
Average selling price	$413	$362	14%
Home sale revenues	$1,898,989	$1,190,252	60%
Gross margin % (including land sales)	24.5%	19.7%	4.8%
Gross margin % from home sales	24.6%	20.5%	4.1%
Gross margin % from home sales (excluding interest amortized
to cost of home sales)*	31.0%	28.9%	2.1%
Incentive and stock-based compensation expense	$28,240	$20,362	39%
Selling expenses	$93,005	$65,608	42%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$109,446	$86,237	27%
SG&A expenses	$230,691	$172,207	34%
SG&A % from home sales	12.1%	14.5%	(2.4%)
Operating margin from home sales	$236,501	$71,415	231%
Operating margin % from home sales	12.5%	6.0%	6.5%
Net new orders (homes)	4,898	4,014	22%
Net new orders (dollar value)	$2,126,355	$1,445,962	47%
Average active selling communities	166	155	7%
Monthly sales absorption rate per community	2.5	2.2	14%
Cancellation rate	15%	13%	2%
Gross cancellations	852	621	37%
Cancellations from current year sales	361	289	25%

Cash flows (uses) from operating activities	$(154,216)	$(283,116)	46%
Cash flows (uses) from investing activities	$(143,857)	$(105,205)	(37%)
Cash flows (uses) from financing activities	$314,809	$324,354	(3%)
Land purchases (incl. seller financing and JV purchases)	$493,583	$542,106	(9%)
Adjusted Homebuilding EBITDA*	$383,621	$193,903	98%
Adjusted Homebuilding EBITDA Margin %*	20.0%	15.7%	4.3%
Homebuilding interest incurred	$140,865	$141,827	(1%)
Homebuilding interest capitalized to inventories owned	$137,990	$129,136	7%
Homebuilding interest capitalized to investments in JVs	$2,875	$6,295	(54%)
Interest amortized to cost of sales (incl. cost of land sales)	$121,778	$103,902	17%

	As of
	December 31,	December 31,	Percentage
	2013	2012	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$376,949	$366,808	3%
Inventories owned	$2,536,102	$1,971,418	29%
Homesites owned and controlled	35,175	30,767	14%
Homes under construction	2,001	1,574	27%
Completed specs	327	215	52%
Deferred tax asset valuation allowance	$4,591	$22,696	(80%)
Homebuilding debt	$1,839,595	$1,542,018	19%
Stockholders' equity	$1,468,960	$1,255,816	17%
Stockholders' equity per share (including if-converted
preferred stock)*	$4.02	$3.48	16%
Total consolidated debt to book capitalization	56.9%	56.5%	0.4%
Adjusted net homebuilding debt to total adjusted
book capitalization*	49.9%	48.3%	1.6%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 11.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$598,496	$377,674	$1,898,989	$1,190,252
Land sale revenues	7,955	42,169	15,620	46,706
Total revenues	606,451	419,843	1,914,609	1,236,958
Cost of home sales	(437,988)	(299,105)	(1,431,797)	(946,630)
Cost of land sales	(5,945)	(42,196)	(13,616)	(46,654)
Total cost of sales	(443,933)	(341,301)	(1,445,413)	(993,284)
Gross margin	162,518	78,542	469,196	243,674
Gross margin %	26.8%	18.7%	24.5%	19.7%
Selling, general and administrative expenses	(67,860)	(49,442)	(230,691)	(172,207)
Income (loss) from unconsolidated joint ventures	(300)	617	949	(2,090)
Interest expense	―	(580)	―	(6,396)
Other income (expense)	4,191	(44)	6,815	4,664
Homebuilding pretax income	98,549	29,093	246,269	67,645
Financial Services:
Revenues	5,983	7,051	24,910	21,300
Expenses	(3,765)	(3,110)	(14,159)	(11,062)
Other income	258	87	678	304
Financial services pretax income	2,476	4,028	11,429	10,542
Income before taxes	101,025	33,121	257,698	78,187
(Provision) benefit for income taxes	(36,205)	453,804	(68,983)	453,234
Net income	64,820	486,925	188,715	531,421
Less: Net income allocated to preferred shareholder	(15,570)	(199,646)	(57,386)	(224,408)
Less: Net income allocated to unvested restricted stock	(99)	(489)	(265)	(410)
Net income available to common stockholders	$49,151	$286,790	$131,064	$306,603

Income Per Common Share:
Basic	$0.18	$1.35	$0.52	$1.52
Diluted	$0.16	$1.22	$0.47	$1.44

Weighted Average Common Shares Outstanding:
Basic	277,212,473	212,332,054	253,118,247	201,953,799
Diluted	315,284,731	250,562,775	291,173,953	220,518,897

Weighted average additional common shares outstanding
if preferred shares converted to common shares	87,812,786	147,812,786	110,826,557	147,812,786

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	403,097,517	398,375,561	402,000,510	368,331,683

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2013	2012
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$355,489	$339,908
Restricted cash	21,460	26,900
Trade and other receivables	14,431	10,724
Inventories:
Owned	2,536,102	1,971,418
Not owned	98,341	71,295
Investments in unconsolidated joint ventures	66,054	52,443
Deferred income taxes, net	375,400	455,372
Other assets	45,977	41,918
Total Homebuilding Assets	3,513,254	2,969,978
Financial Services:
Cash and equivalents	7,802	6,647
Restricted cash	1,295	2,420
Mortgage loans held for sale, net	122,031	119,549
Mortgage loans held for investment, net	12,220	9,923
Other assets	5,503	4,557
Total Financial Services Assets	148,851	143,096
Total Assets	$3,662,105	$3,113,074

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$35,771	$22,446
Accrued liabilities	214,266	198,144
Secured project debt and other notes payable	6,351	11,516
Senior notes payable	1,833,244	1,530,502
Total Homebuilding Liabilities	2,089,632	1,762,608
Financial Services:
Accounts payable and other liabilities	2,646	2,491
Mortgage credit facilities	100,867	92,159
Total Financial Services Liabilities	103,513	94,650
Total Liabilities	2,193,145	1,857,258
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 267,829 and 450,829 shares issued and outstanding
at December 31, 2013 and 2012, respectively	3	5
Common stock, $0.01 par value; 600,000,000 shares
authorized; 277,618,177 and 213,245,488 shares
issued and outstanding at December 31, 2013 and
2012, respectively	2,776	2,132
Additional paid-in capital	1,354,814	1,333,255
Accumulated earnings (deficit)	111,367	(77,348)
Accumulated other comprehensive loss, net of tax	―	(2,228)
Total Equity	1,468,960	1,255,816
Total Liabilities and Equity	$3,662,105	$3,113,074

INVENTORIES

	December 31,	December 31,
	2013	2012
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$1,771,661	$1,444,161
Homes completed and under construction	628,371	427,196
Model homes	136,070	100,061
Total inventories owned	$2,536,102	$1,971,418

Inventories Owned by Segment:
California	$1,182,520	$1,086,159
Southwest	603,303	461,201
Southeast	750,279	424,058
Total inventories owned	$2,536,102	$1,971,418

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$64,820	$486,925	$188,715	$531,421
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	2,359	2,633	9,015	7,151
Deposit write-offs	―	―	―	133
Deferred income taxes	35,725	(454,000)	84,214	(454,000)
Other operating activities	1,427	2,679	6,019	8,517
Changes in cash and equivalents due to:
Trade and other receivables	5,218	12,944	(3,244)	801
Mortgage loans held for sale	(46,722)	(32,323)	(2,543)	(46,339)
Inventories - owned	(100,937)	(129,807)	(415,312)	(315,639)
Inventories - not owned	(11,619)	(20,861)	(43,319)	(31,551)
Other assets	564	1,696	965	2,618
Accounts payable	6,470	5,988	13,325	4,617
Accrued liabilities	14,875	12,146	7,949	9,155
Net cash provided by (used in) operating activities	(27,820)	(111,980)	(154,216)	(283,116)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(11,386)	(4,380)	(24,328)	(57,458)
Distributions of capital from unconsolidated joint ventures	2,444	2,590	4,763	14,530
Net cash paid for acquisitions	(2,469)	―	(116,262)	(60,752)
Other investing activities	(3,296)	180	(8,030)	(1,525)
Net cash provided by (used in) investing activities	(14,707)	(1,610)	(143,857)	(105,205)

Cash Flows From Financing Activities:
Change in restricted cash	6,564	(1,687)	6,565	3,347
Principal payments on secured project debt and other notes payable	(1,045)	(84)	(8,334)	(866)
Principal payments on senior subordinated notes payable	―	(39,613)	―	(49,603)
Proceeds from the issuance of senior notes payable	―	―	300,000	253,000
Payment of debt issuance costs	(1,271)	(3,680)	(5,316)	(11,761)
Net proceeds from (payments on) mortgage credit facilities	36,687	21,124	8,708	45,351
Proceeds from the issuance of common stock	―	―	―	75,849
Payment of common stock issuance costs	―	(88)	―	(4,002)
Payment of issuance costs in connection with preferred
shareholder equity transactions	―	―	(350)	―
Proceeds from the exercise of stock options	1,755	4,717	13,536	13,039
Net cash provided by (used in) financing activities	42,690	(19,311)	314,809	324,354

Net increase (decrease) in cash and equivalents	163	(132,901)	16,736	(63,967)
Cash and equivalents at beginning of period	363,128	479,456	346,555	410,522
Cash and equivalents at end of period	$363,291	$346,555	$363,291	$346,555

Cash and equivalents at end of period	$363,291	$346,555	$363,291	$346,555
Homebuilding restricted cash at end of period	21,460	26,900	21,460	26,900
Financial services restricted cash at end of period	1,295	2,420	1,295	2,420
Cash and equivalents and restricted cash at end of period	$386,046	$375,875	$386,046	$375,875

REGIONAL OPERATING DATA

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	% Change	2013	2012	% Change
New homes delivered:
California	476	400	19%	1,762	1,304	35%
Arizona	87	71	23%	258	247	4%
Texas	211	104	103%	669	472	42%
Colorado	51	34	50%	168	114	47%
Nevada	―	―	―	―	9	(100%)
Florida	320	170	88%	1,027	581	77%
Carolinas	198	194	2%	718	564	27%
Consolidated total	1,343	973	38%	4,602	3,291	40%
Unconsolidated joint ventures	2	10	(80%)	25	38	(34%)
Total (including joint ventures)	1,345	983	37%	4,627	3,329	39%

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	% Change	2013	2012	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$628	$543	16%	$565	$506	12%
Arizona	318	231	38%	280	213	31%
Texas	423	354	19%	393	318	24%
Colorado	476	392	21%	450	388	16%
Nevada	―	―	―	―	192	―
Florida	300	253	19%	279	247	13%
Carolinas	315	263	20%	289	247	17%
Consolidated	446	388	15%	413	362	14%
Unconsolidated joint ventures	581	446	30%	511	444	15%
Total (including joint ventures)	$446	$389	15%	$413	$363	14%

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Net new orders:
California	337	401	(16%)	1,718	1,570	9%
Arizona	38	30	27%	286	267	7%
Texas	143	103	39%	755	527	43%
Colorado	45	43	5%	201	156	29%
Nevada	―	―	―	―	6	(100%)
Florida	155	217	(29%)	1,165	785	48%
Carolinas	160	189	(15%)	773	703	10%
Consolidated total	878	983	(11%)	4,898	4,014	22%
Unconsolidated joint ventures	1	5	(80%)	13	47	(72%)
Total (including joint ventures)	879	988	(11%)	4,911	4,061	21%

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Average number of selling communities
during the period:
California	49	45	9%	47	49	(4%)
Arizona	10	6	67%	9	7	29%
Texas	33	24	38%	31	21	48%
Colorado	9	8	13%	8	7	14%
Florida	40	33	21%	40	36	11%
Carolinas	32	34	(6%)	31	35	(11%)
Consolidated total	173	150	15%	166	155	7%
Unconsolidated joint ventures	―	1	(100%)	―	2	(100%)
Total (including joint ventures)	173	151	15%	166	157	6%

REGIONAL OPERATING DATA (Continued)

	At December 31,
	2013		2012		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	396	$262,097	440	$218,115	(10%)	20%
Arizona	105	35,846	77	19,178	36%	87%
Texas	290	134,583	204	78,468	42%	72%
Colorado	108	54,946	75	32,230	44%	70%
Florida	504	215,312	366	95,264	38%	126%
Carolinas	297	97,710	242	72,214	23%	35%
Consolidated total	1,700	800,494	1,404	515,469	21%	55%
Unconsolidated joint ventures	―	―	12	5,575	(100%)	(100%)
Total (including joint ventures)	1,700	$800,494	1,416	$521,044	20%	54%

	At December 31,
	2013	2012	% Change
Homesites owned and controlled:
California	9,638	10,288	(6%)
Arizona	2,351	1,965	20%
Texas	4,607	5,129	(10%)
Colorado	1,307	792	65%
Nevada	1,124	1,124	―
Florida	11,461	8,159	40%
Carolinas	4,687	3,310	42%
Total (including joint ventures)	35,175	30,767	14%

Homesites owned	27,733	25,475	9%
Homesites optioned or subject to contract	7,047	4,681	51%
Joint venture homesites	395	611	(35%)
Total (including joint ventures)	35,175	30,767	14%

Homesites owned:
Raw lots	6,211	5,522	12%
Homesites under development	9,340	9,357	(0%)
Finished homesites	7,024	5,178	36%
Under construction or completed homes	2,804	2,194	28%
Held for sale	2,354	3,224	(27%)
Total	27,733	25,475	9%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's net income to net income excluding the partial reversal of the deferred tax asset valuation allowance during the 2012 fourth quarter.  We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding the benefit from the valuation allowance reversal and provides comparability with the Company’s peer group.  Net income and diluted earnings per share excluding the reversal of the deferred tax asset valuation allowance for the three months and year ended December 31, 2012 is calculated as follows:

	Three Months Ended	Year Ended
	December 31, 2012	December 31, 2012
	(Dollars in thousands, except per share amounts)

Net income	$486,925	$531,421
Less: Deferred tax asset valuation allowance reversal	(454,000)	(454,000)
Adjusted net income	$32,925	$77,421

Diluted earnings per share	$0.08	$0.21
Total weighted average diluted common shares outstanding
if preferred shares converted to common	398,375,561	368,331,683

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	December 31, 2013	Gross Margin %	December 31, 2012	Gross Margin %	September 30, 2013	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$598,496		$377,674		$511,059
Less: Cost of home sales	(437,988)		(299,105)		(381,694)
Gross margin from home sales	160,508	26.8%	78,569	20.8%	129,365	25.3%
Add: Capitalized interest included in cost
of home sales	32,378	5.4%	30,592	8.1%	30,303	5.9%
Gross margin from home sales, excluding
interest amortized to cost of home sales	$192,886	32.2%	$109,161	28.9%	$159,668	31.2%

	Year Ended December 31,
	2013	Gross Margin %	2012	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$1,898,989		$1,190,252
Less: Cost of home sales	(1,431,797)		(946,630)
Gross margin from home sales	467,192	24.6%	243,622	20.5%
Add: Capitalized interest included in cost
of home sales	120,714	6.4%	100,683	8.4%
Gross margin from home sales, excluding
interest amortized to cost of home sales	$587,906	31.0%	$344,305	28.9%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s cash flows provided by (used in) operations to cash inflows from operations excluding land purchases and development costs.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and development costs.

	Three Months Ended			Year Ended December 31,
	December 31, 2013	December 31, 2012	September 30, 2013	2013	2012
	(Dollars in thousands)

Cash flows provided by (used in) operations	$(27,820)	$(111,980)	$22,808	$(154,216)	$(283,116)
Add: Cash land purchases included in operating activities	114,386	204,796	69,196	377,303	436,729
Add: Land development costs	99,133	65,948	87,115	314,267	177,452
Cash inflows from operations (excluding land purchases
and development costs)	$185,699	$158,764	$179,119	$537,354	$331,065

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	At December 31,
	2013	2012
	(Dollars in thousands)

Total consolidated debt	$1,940,462	$1,634,177
Less:
Financial services indebtedness	(100,867)	(92,159)
Homebuilding cash	(376,949)	(366,808)
Adjusted net homebuilding debt	1,462,646	1,175,210
Stockholders' equity	1,468,960	1,255,816
Total adjusted book capitalization	$2,931,606	$2,431,026

Total consolidated debt to book capitalization	56.9%	56.5%

Adjusted net homebuilding debt to total adjusted book capitalization	49.9%	48.3%

The table set forth below calculates pro forma stockholders’ equity per common share.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

	December 31,	December 31,
	2013	2012

Actual common shares outstanding	277,618,177	213,245,488
Add: Conversion of preferred shares to common shares	87,812,786	147,812,786
Pro forma common shares outstanding	365,430,963	361,058,274

Stockholders' equity (Dollars in thousands)	$1,468,960	$1,255,816
Divided by pro forma common shares outstanding	÷ 365,430,963	÷ 361,058,274
Pro forma stockholders' equity per common share	$4.02	$3.48

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			Year Ended December 31,
	December 31, 2013	December 31, 2012	September 30, 2013	2013	2012
	(Dollars in thousands)

Net income	$64,820	$486,925	$58,935	$188,715	$531,421
Provision (benefit) for income taxes	36,205	(453,804)	11,201	68,983	(453,234)
Homebuilding interest amortized to cost of sales and interest expense	32,909	34,364	30,322	121,778	110,298
Homebuilding depreciation and amortization	1,094	617	1,031	3,455	2,372
Amortization of stock-based compensation	2,359	2,633	2,681	9,015	7,151
EBITDA	137,387	70,735	104,170	391,946	198,008
Add:
Cash distributions of income from unconsolidated joint ventures	―	2,625	―	3,375	3,910
Deposit write-offs	―	―	―	―	133
Less:
Income (loss) from unconsolidated joint ventures	(300)	617	(32)	949	(2,090)
Income from financial services subsidiary	2,218	3,941	2,249	10,751	10,238
Adjusted Homebuilding EBITDA	$135,469	$68,802	$101,953	$383,621	$193,903
Homebuilding revenues	$606,451	$419,843	$511,756	$1,914,609	$1,236,958
Adjusted Homebuilding EBITDA Margin %	22.3%	16.4%	19.9%	20.0%	15.7%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			Year Ended December 31,
	December 31, 2013	December 31, 2012	September 30, 2013	2013	2012
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(27,820)	$(111,980)	$22,808	$(154,216)	$(283,116)
Add:
Provision (benefit) for income taxes	480	(453,804)	(16,105)	(15,231)	(453,234)
Deferred income tax benefit	―	454,000	―	―	454,000
Homebuilding interest amortized to cost of sales and interest expense	32,909	34,364	30,322	121,778	110,298
Less:
Income from financial services subsidiary	2,218	3,941	2,249	10,751	10,238
Depreciation and amortization from financial services subsidiary	32	32	33	121	108
Loss on disposal of property and equipment	1	22	―	17	37
Net changes in operating assets and liabilities:
Trade and other receivables	(5,218)	(12,944)	(11,186)	3,244	(801)
Mortgage loans held for sale	46,722	32,323	(32,221)	2,543	46,339
Inventories-owned	100,937	129,807	84,352	415,312	315,639
Inventories-not owned	11,619	20,861	21,990	43,319	31,551
Other assets	(564)	(1,696)	(1,655)	(965)	(2,618)
Accounts payable	(6,470)	(5,988)	(7,235)	(13,325)	(4,617)
Accrued liabilities	(14,875)	(12,146)	13,165	(7,949)	(9,155)
Adjusted Homebuilding EBITDA	$135,469	$68,802	$101,953	$383,621	$193,903